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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DERMIRA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 28, 2016

To our stockholders:

        You are cordially invited to attend our 2016 Annual Meeting of Stockholders to be held at our headquarters located at 275 Middlefield Road, Suite 150, Menlo Park, California 94025 on Tuesday, June 21, 2016 at 10:00 a.m. Pacific Time.

        The matters expected to be acted upon at the meeting are described in the accompanying notice and proxy statement. The Annual Meeting materials include the notice, proxy statement, our annual report and proxy card, each of which is enclosed.

        Your vote is important. Whether or not you plan to attend the meeting, please cast your vote as soon as possible by Internet, telephone or by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

Sincerely,

Thomas G. Wiggans Chief Executive Officer and Chairman of the Board

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, you may submit your proxy and voting instructions via the Internet or by telephone, or, if you receive a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name. You may revoke a previously delivered proxy at any time prior to the meeting. You may do so automatically by voting in person at the meeting, or by delivering to Dermira a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked.

DERMIRA, INC.
275 Middlefield Road, Suite 150
Menlo Park, California 94025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 28, 2016

Time and Date:	Tuesday, June 21, 2016 at 10:00 a.m. Pacific Time
Place:	Our headquarters located at 275 Middlefield Road, Suite 150, Menlo Park, California 94025
Items of Business:	1.
Elect three Class II directors of Dermira, Inc., each to serve a three-year term expiring at the 2019 annual meeting of stockholders and until such director's successor is duly elected and qualified, or until his earlier resignation or removal.
	2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016.
	3.	Transact any other business as may properly come before the meeting or any adjournment or postponement of the annual meeting.
Record Date:	Only stockholders of record at the close of business on April 25, 2016 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.
Proxy Voting:
Each share of stock that you own represents one vote. For questions regarding your stock ownership, you may contact our Investor Relations department by phone at (650) 421-7200 or by email at investors@dermira.com or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC, through its website at www.amstock.com or by phone at (800) 937-5449.

        This notice of the annual meeting, proxy statement and form of proxy are being distributed and made available on or about April 28, 2016. The notice of annual meeting, proxy statement and annual report can be obtained electronically by visiting www.proxyvote.com and typing in the control number as set forth (i) on the proxy card (for stockholders of record), or (ii) on the voting instruction form (for individuals who hold shares through a broker, bank, trustee, or nominee).

        Whether or not you plan to attend the annual meeting, we encourage you to vote and submit your proxy through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

By Order of the Board of Directors, Thomas G. Wiggans Chief Executive Officer and Chairman of the Board

Menlo Park, California
April 28, 2016

DERMIRA, INC.

PROXY STATEMENT FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

DERMIRA, INC.
275 Middlefield Road, Suite 150
Menlo Park, California 94025

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

April 28, 2016

Information About Solicitation and Voting

        The accompanying proxy is solicited on behalf of Dermira, Inc.'s board of directors for use at Dermira, Inc.'s 2016 Annual Meeting of Stockholders to be held at our headquarters located at 275 Middlefield Road, Suite 150, Menlo Park, California 94025 on Tuesday, June 21, 2016, at 10:00 a.m. (Pacific Time), and any adjournment or postponement thereof. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about April 28, 2016. An annual report for the year ended December 31, 2015 is enclosed with this proxy statement. The notice of annual meeting, proxy statement, and annual report are available by visiting www.proxyvote.com and typing in the control number as set forth (i) on the proxy card (for stockholders of record), or (ii) on the voting instruction form (for individuals who hold shares through a broker, bank, trustee, or nominee).

General Information About the Meeting

Purpose of the Meeting

        You are receiving this proxy statement because the Board is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you pursuant to the rules and regulations of the U.S. Securities and Exchange Commission ("SEC") and is designed to assist you in voting your shares.

Record Date; Quorum

        Only holders of record of our common stock at the close of business on April 25, 2016, the record date, will be entitled to vote at the meeting. At the close of business on April 25, 2016, we had 30,016,737 shares of common stock outstanding and entitled to vote. For 10 days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our headquarters.

        The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

        In deciding all matters at the Annual Meeting, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 25, 2016. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of April 25, 2016, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

        Stockholder of Record: Shares Registered in Your Name.    If, on April 25, 2016, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by mail, by filling out and returning the proxy card.

        Beneficial Owner: Shares Registered in the Name of a Broker or Nominee.    If, on April 25, 2016, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.

        Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to the board of directors at the meeting receiving the highest number of "FOR" votes will be elected. You may either vote "FOR" all of the nominees, "WITHHOLD" your vote with respect to all of the nominees or "FOR" all of the nominees except for any of the nominees that you specify. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016 will be obtained if the number of votes cast "FOR" the proposal at the meeting exceeds the number of votes "AGAINST" the proposal. Abstentions (shares present at the meeting and marked "abstain") are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (1) the broker did not receive voting instructions from the beneficial owner, or (2) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on the election of directors. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

        The board of directors recommends that you vote FOR all of the Class II directors named in this proxy statement (Proposal No. 1) and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016 (Proposal No. 2). None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors so nominated.

Voting Instructions; Voting of Proxies

        If you are a stockholder of record, you may:

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  vote in person—we will provide a ballot to stockholders who attend the meeting and wish to vote in person;

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  vote by telephone or through the Internet—in order to do so, please follow the instructions shown on your proxy card; or

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  vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717.

        Votes submitted by telephone or Internet must be received by 11:59 p.m. Eastern Time on June 20, 2016. Submitting your proxy, whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail, will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. You may either vote "FOR" all of the nominees to the board of directors, "WITHHOLD" your vote with respect to all of the nominees or "FOR" all of the nominees except for any of the nominees that you specify. For any other matter to be voted on you may vote "FOR" or "AGAINST" or "ABSTAIN" from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

        All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.

        If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute "broker non-votes" (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each proxy card you received to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

        Dermira will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to stockholders. Following the original mailing of the soliciting materials, Dermira and its agents may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email, or otherwise. Following the original mailing of the soliciting materials, Dermira will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Dermira, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

        A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the meeting by:

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  delivering to the Corporate Secretary of Dermira (by any means, including facsimile) a written notice stating that the proxy is revoked;

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  signing and delivering a proxy bearing a later date;

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  voting again by telephone or through the Internet; or

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  attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Voting Results

        A representative of our mailing agent, Broadridge Financial Solutions, Inc., will tabulate the votes and act as inspector of elections for the meeting. The preliminary voting results will be announced at the meeting and posted on our website at http://investor.dermira.com. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the meeting.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD; CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

        Dermira is strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

        Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the "Investors" section of our website, which is located at http://investor.dermira.com, by clicking on "Corporate Governance Guidelines" in the "Corporate Governance" section of our website. Our nominating and corporate governance committee reviews the Corporate Governance Guidelines periodically, and changes are recommended to our board of directors as warranted.

Board Leadership Structure

        Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chairperson in any way that it considers in the best interests of our company, and that the nominating and corporate governance committee shall periodically consider the leadership structure of our board of directors and make recommendations to the board of directors with respect thereto as appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, the independent directors shall designate a "lead independent director." In cases in which the chairperson and chief executive officer are the same person, the chairperson schedules and sets the agenda for meetings of the board of directors in consultation with the lead independent director, and the chairperson, or if the chairperson is not present, the lead independent director, chairs such meetings. The responsibilities of the chairperson or, if the chairperson and the chief executive officer are the same person, the lead independent director, include: presiding at executive sessions of independent directors, serving as a liaison between the chairperson and the independent directors of our board of directors, consulting with the chairperson regarding the information sent to the board of directors in connection with its meetings, having the authority to call meetings of the board of directors and meetings of the independent directors and performing such other functions and responsibilities as requested by the board of directors from time to time.

        Our board of directors believes that our stockholders and we currently are best served by having Thomas G. Wiggans, our Chief Executive Officer, serve as Chairman and Fred B. Craves serve as our lead independent director. Our board of directors believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the board and management to benefit from Mr. Wiggans' extensive executive leadership and operational experience, including familiarity with our business as a founder and Chief Executive Officer and his experience serving on the boards of directors, including as chairman, of other public companies. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our company, while the Chief Executive Officer brings company-specific experience and expertise. Our board of directors believes that Mr. Wiggans' combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, including the role and responsibilities of the lead independent director, the composition of the board of directors and sound corporate governance policies and practices.

Role of Board in Risk Oversight

        Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to the board of directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management's risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity and tax), legal, regulatory, compliance and reputational risks.

        Each committee of the board of directors meets in executive session with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. Our audit committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies and guidelines. Our compensation committee evaluates our major compensation-related risk exposures and the steps management has taken to monitor or mitigate such exposures. Our nominating and corporate governance committee reviews and discusses the narrative disclosure regarding our board of directors' leadership structure and role in risk oversight. Our science and technology committee reviews our risk exposures in areas relating to our research and development activities, clinical development programs and intellectual property.

Agreements Applicable to Certain Directors

        In March 2014, we entered into a development and commercialization agreement (the "UCB Agreement") with UCB Pharma S.A. ("UCB"). Pursuant to the UCB Agreement, UCB is entitled to designate one member of our board of directors, currently Mark D. McDade, and we have agreed not to remove the UCB designee from our board of directors and to re-nominate the UCB designee for election to our board of directors at each annual meeting of stockholders taking place until the earliest of the date that (1) Dermira has terminated the UCB Agreement for certain breaches of UCB, (2) UCB has terminated the UCB Agreement for certain breaches of Dermira, (3) UCB ceases to own 50% of the shares of Dermira that it has purchased directly from Dermira, (4) Dermira consummates a change of control, (5) specified time periods after the termination of the UCB Agreement, other than termination for a breach, have lapsed and (6) the later of the date on which (a) all valid claims under a patent relevant to the UCB Agreement have expired or the last unexpired valid claim of this patent is declared invalid and (b) the net sales of Cimzia to dermatologists in a calendar year during the term of the UCB Agreement are less than a specified percentage of the net sales of Cimzia to dermatologists in any prior calendar year during the term of the UCB Agreement. Other than the foregoing provisions of the UCB Agreement, there are no contractual obligations regarding the election of our directors.

Independence of Directors

        Our board of directors determines the independence of our directors by applying the applicable rules, regulations and listing standards of The NASDAQ Stock Market LLC ("NASDAQ"). These provide that a director is independent if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Applying these standards, the board annually reviews the independence of the company's directors, taking into account all relevant facts and circumstances. In its most recent review, the board considered, among other things, the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

        Based upon this review, our board of directors has determined that David E. Cohen, Fred B. Craves, Matthew K. Fust, Jake R. Nunn, William R. Ringo and Kathleen Sebelius, representing six of our nine directors, are currently independent as determined under applicable NASDAQ rules, regulations and listing standards. Our board of directors also previously determined that Wende S. Hutton, whose term on our board of directors ended in December 2015, was independent as determined under applicable NASDAQ rules, regulations and listing standards. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section titled "Certain Relationships and Related Party Transactions." In particular, our board of directors considered each of the following:

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  Dr. Cohen's service as one of our scientific advisors from July 2010 to June 2014 and his receipt of advisory fees in connection with such role; and

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  Mr. Fust's service as an executive officer of Onyx Pharmaceuticals, Inc. from January 2009 until Onyx's acquisition by Amgen Inc. in October 2013, during which time Mr. Wiggans served as a member of Onyx's board of directors and as a member of its compensation committee.

        All members of our audit committee, compensation committee and nominating and corporate governance committee must be independent directors under the applicable NASDAQ rules, regulations and listing standards. Members of the audit committee must also satisfy a separate SEC independence requirement, which provides that they may not (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from Dermira or any of its subsidiaries other than their directors' compensation (including in connection with such member's service as a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from Dermira or any of its subsidiaries) or (2) be an affiliated person of Dermira or any of its subsidiaries. Members of the compensation committee also must satisfy a separate SEC independence requirement and a related NASDAQ listing standard relating to their affiliation with Dermira and what advisory, consulting or other fees they may have received from Dermira. Our board of directors has determined that all members of our audit committee, compensation committee and nominating and corporate governance committee are independent and all members of our audit committee satisfy the relevant SEC and NASDAQ independence requirements for the members of such committee.

Committees of Our Board of Directors

        Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee and a science and technology committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by the board of directors. Copies of the charters for each committee are available, without charge, upon request in writing to Dermira, Inc., 275 Middlefield Road, Suite 150, Menlo Park, CA 94025, Attn: Legal Department, or in the "Investors" section of our website, which is located at http://investor.dermira.com, by clicking on "Documents & Charters" in the "Corporate Governance" section of our website. Members serve on these committees until their resignations or until otherwise determined by our board of directors.

  Audit Committee

        Our audit committee is comprised of Dr. Cohen and Messrs. Fust and Ringo. Mr. Fust is the Chairperson of our audit committee. Each member of our audit committee meets the requirements for independence under current NASDAQ listing standards and SEC rules and regulations and is financially literate as required by NASDAQ listing standards. In addition, our board of directors has determined that Mr. Fust is an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations or liabilities that are greater than those generally imposed on members of our audit committee and our board of directors. Our audit committee is directly responsible for, among other things:

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  selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

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  ensuring the independence of the independent registered public accounting firm;

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  discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

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  establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

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  considering the adequacy of our internal controls and internal audit function;

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  reviewing material related party transactions or those that require disclosure; and

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  approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

  Compensation Committee

        Our compensation committee is comprised of Dr. Craves and Messrs. Fust and Ringo. Dr. Craves is the Chairperson of our compensation committee. Ms. Hutton served as the Chairperson of our compensation committee until December 11, 2015 and as a member of our compensation committee until her resignation on December 31, 2015 and Dr. Craves joined the compensation committee in September 2015 and became Chairperson on December 11, 2015. The composition of our compensation committee meets the requirements for independence under current NASDAQ listing standards and SEC rules and regulations. Each member of our compensation committee is (1) an outside director, as defined pursuant to Section 162(m) of the Code, and (2) a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:

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  reviewing and approving the compensation of our executive officers;

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  reviewing and recommending to our board of directors the compensation of our directors;

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  administering our stock and equity incentive plans;

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  reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and

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  reviewing our overall compensation philosophy.

        The compensation committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages for executive officers, including the chief executive officer, and makes recommendations to our board of directors regarding the compensation of non-employee directors. The compensation committee may take into account the recommendations of the board of directors (or any member thereof) with respect to compensation of the executive officers.

        In 2015, the compensation committee engaged an external compensation consultant, Radford Consulting (an Aon Hewitt company), to evaluate our executive compensation program and practices and to provide advice and ongoing assistance on executive compensation matters for the year ended December 31, 2015 and the year ending December 31, 2016. Specifically, Radford was engaged to:

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  provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;

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  review and assess our chief executive officer and other executive officer compensation policies and practices and equity grant profile relative to market practices;

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  review and assess our executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the compensation committee; and

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  review market practices on equity grant programs and employee stock purchase plans.

        Other than the services described above and the provision of a subscription to surveys for executive and non-executive market data, for which we were billed a total of $59,780 in 2015, Radford has not provided our company or our compensation committee with any other services for the year ended December 31, 2015. Representatives of Radford attend regular meetings of the compensation committee, including independent direction sessions from time to time without any members of management present. Radford works directly with our compensation committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and will undertake no projects for management without the committee's prior approval. The compensation committee has determined that Radford does not have any conflicts of interest in advising the compensation committee under applicable SEC and NASDAQ rules and regulations.

        The compensation committee has delegated, in accordance with applicable law, rules and regulations and our certificate of incorporation and bylaws, to an equity award committee comprised of the chief executive officer and chief financial officer of our company, the authority to make certain types of equity awards to employees other than specified officers or directors under our company's 2014 Equity Incentive Plan pursuant to the terms of such plan and the equity award guidelines approved by our compensation committee.

  Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee is comprised of Mr. Nunn, Dr. Cohen and Ms. Sebelius. Mr. Nunn is the Chairperson of our nominating and corporate governance committee. Dr. Craves served on our nominating and corporate governance committee until September 2015 when Ms. Sebelius joined the committee. The composition of our nominating and corporate governance committee meets the requirements for independence under current NASDAQ listing standards and

SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:

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  identifying and recommending candidates for membership on our board of directors;

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  recommending directors to serve on board committees;

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  reviewing and recommending changes to our corporate governance guidelines and policies;

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  reviewing proposed waivers of the codes of conduct for directors, executive officers and employees (with waivers for directors or executive officers to be approved by the board of directors);

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  evaluating, and overseeing the process of evaluating, the performance of our board of directors and board committees; and

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  assisting our board of directors on corporate governance matters.

Science and Technology Committee

        Our science and technology committee is comprised of Drs. Bauer, Cohen and Craves. Dr. Cohen is the Chairperson of our science and technology committee. Our science and technology committee is responsible for, among other things:

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  reviewing our research and development programs;

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  identifying and providing advice to our board of directors and management on significant emerging trends and issues in science and technology relevant to our business;

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  meeting with our scientific advisory board and other relevant scientific and medical leaders; and

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  providing advice to our board of directors on the scientific, medical, research and development, intellectual property aspects of our transactions such as acquisitions and licenses.

Compensation Committee Interlocks and Insider Participation

        The members of our compensation committee during the year ended December 31, 2015 included Ms. Hutton, Dr. Craves and Messrs. Fust and Ringo. None of the members of our compensation committee in 2015 was at any time during 2015 or at any other time an officer or employee of Dermira or any of its subsidiaries, and none had or have any relationships with Dermira that are required to be disclosed under Item 404 of Regulation S-K. During 2015, none of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee.

Board and Committee Meetings and Attendance

        The board of directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. During 2015:

  •
  the board of directors held eight meetings;

  •
  the audit committee held four meetings;

  •
  the compensation committee held two meetings;

  •
  the nominating and corporate governance committee held two meetings; and

  •
  the science and technology committee held two meetings.

        During 2015, each member of the board of directors attended at least 75% of the aggregate of all meetings of the board of directors and of all meetings of committees on which such member served that were held during the period in which such director served other than Ms. Sebelius, who was appointed to the board of directors on September 30, 2015 and attended one of the two meetings of the board of directors held after her appointment due to a conflict known to the board of directors at the time of her appointment.

Board Attendance at Annual Stockholders' Meeting

        Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. All of the then-serving members of our board of directors were present at our 2015 annual meeting of stockholders.

Presiding Director of Non-Employee Director Meetings

        The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our lead independent director, currently Dr. Craves, is the presiding director at these meetings.

Communication with Directors

        Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of the board of directors or a specific member of our board of directors (including our chairperson or lead independent director, if any) may do so by letters addressed to the attention of our Corporate Secretary or by sending an email to the board of directors at board@dermira.com.

        All communications are reviewed by the Corporate Secretary and provided to the members of the board of directors consistent with a screening policy providing that unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of the board of directors will not be provided to directors. Any communication that is not provided to directors is recorded in a log and made available to our board of directors.

        The address for these communications is:

Dermira, Inc.
c/o Corporate Secretary
275 Middlefield Road, Suite 150
Menlo Park, CA 94025

Codes of Business Conduct and Ethics

        We have adopted Codes of Business Conduct and Ethics that apply to all of our board members, officers and employees. Our Codes of Business Conduct and Ethics are posted on the "Investors" section of our website, which is located at http://investor.dermira.com under "Governance Documents" in the "Corporate Governance" section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Codes of Business Conduct and Ethics by posting such information on our website at the address and location specified above.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors

        Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with the committee's charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines and the criteria adopted by the board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

        Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under "Stockholder Proposals to Be Presented at Next Annual Meeting."

Director Qualifications

        With the goal of developing a diverse, experienced and highly-qualified board of directors, the nominating and corporate governance committee is responsible for considering and recommending to the board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on the board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of the board of directors to possess.

        Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NASDAQ listing requirements and the provisions of our certificate of incorporation, bylaws, Corporate Governance Guidelines and charters of the board committees. In addition, neither the board of directors nor the nominating and corporate governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate's independence, integrity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of the board of directors in the context of its existing composition. Through the nomination process, the nominating and corporate governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the board of directors' overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our board of directors currently consists of nine directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class II will stand for election at our annual meeting to be held on June 21, 2016. The terms of office of directors in Class I and Class III do not expire until the annual meetings of stockholders held in 2018 and 2017, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the three Class II nominees named below, each of whom is currently serving as a director in Class II, be elected as a Class II director for a three-year term expiring at the 2019 annual meeting of stockholders and until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal.

        Shares represented by proxies will be voted "FOR" the election of each of the three nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes for the election of directors.

Nominees to the Board of Directors

        The nominees and their ages as of March 31, 2016, occupations and length of board service are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director/Nominee	Age	Principal Occupation	Director Since
Eugene A. Bauer, M.D.(1)	73	Chief Medical Officer, Dermira	August 2010
David E. Cohen, M.D., M.P.H.(1)(2)	51	Physician and Professor, New York University School of Medicine	June 2014
Fred B. Craves, Ph.D.(1)(3)	70	Managing Director, Bay City Capital	August 2010

(1)
Member of science and technology committee.

(2)
Member of the audit committee and the nominating and corporate governance committee.

(3)
Lead independent director and member of the compensation committee.

        Eugene A. Bauer, M.D.    Dr. Bauer founded our company in August 2010, has served as a member of our board of directors since August 2010 and has served as our Chief Medical Officer since October 2011. From February 2010 to June 2012, Dr. Bauer served on the board of directors of Vyteris, Inc. From June 2006, Dr. Bauer served as a member of board of directors of Peplin, Inc., a biotechnology company, and in October 2008, he became its President and Chief Medical Officer, and he served in these positions until Peplin's acquisition by LEO Pharma A/S in November 2009. From November 2004 to October 2008, Dr. Bauer was Chief Executive Officer of Neosil Inc., a dermatology company that was acquired by Peplin in October 2008. In 1993, Dr. Bauer co-founded Connetics Corporation, a biotechnology company, where he served as a member of the board of directors until October 2005. Dr. Bauer served as Dean of the Stanford University School of Medicine from 1995 to 2001 and as Chair of the Department of Dermatology at the Stanford University School of Medicine from 1988 to

1995. Dr. Bauer is a Lucy Becker Professor, Emeritus, in the School of Medicine at Stanford University, a position he has held since 2002. In addition, he is a member of the boards of directors of Medgenics, Inc., Dr. Tattoff, Inc., First Wave Technologies, Inc., Cerecor, Inc., and Kadmon Corporation, LLC. Dr. Bauer also previously served as a member of the boards of directors of Protalex, Inc., PetDRx, Inc., Arbor Vita Corp., Patient Safety Technologies, Inc., MediSync Bioservices and Modigene Inc. (later re-named PROLOR Biotech, Inc.). Dr. Bauer was a U.S. National Institutes of Health, or NIH, funded investigator for 25 years and has served on review groups for the NIH. Dr. Bauer has been elected to several societies, including the National Academy of Medicine of the United States. Dr. Bauer received a B.S. in medicine and an M.D. from Northwestern University. Our board of directors believes that Dr. Bauer's educational and scientific background and his product development and management experience at a number of dermatology companies, as well as his experience serving on the boards of directors of public and private companies in the life sciences industry, qualify him to serve on our board of directors.

        David E. Cohen, M.D., M.P.H.    Dr. Cohen has been a director of our Company since June 2014. Dr. Cohen previously served us as a scientific advisor from July 2010 to June 2014. Since 1993, Dr. Cohen has held positions at the New York University School of Medicine, including as Chief of Allergy and Contact Dermatitis since 1994, Director of Occupational and Environmental Dermatology since 1994, Associate Professor of Dermatology since 2005, Vice Chairman of Clinical Affairs since 2008, and the Charles C. and Dorothea E. Harris Professor of Dermatology since May 2013. Dr. Cohen has served as a lecturer of Environmental Sciences at the Columbia University School of Public Health since 1993 and has served as an Affiliated Faculty Member of the NYU Global Institute of Public Health since 2014. In addition, he has been an attending physician at the Ronald O. Perelman Department of Dermatology at the Tisch Hospital at New York University Medical Center and at Bellevue Hospital Center since 1994. Dr. Cohen served on the boards of directors of Vyteris from June 2011 to January 2012 and Connetics from December 2005 until its sale to Stiefel Laboratories, Inc., a biopharmaceutical company, in December 2006. Dr. Cohen has served as a clinical consultant to numerous companies. Dr. Cohen is currently President Elect of the American Dermatological Association. Dr. Cohen has also served on the boards and committees of a number of professional organizations, including as President of the American Contact Dermatitis Society, as a founding board member of the American Acne and Rosacea society, as President of the Dermatology Section for the New York Academy of Medicine and on several committees of the American Academy of Dermatology and the American College of Allergy, Asthma, and Immunology. Dr. Cohen is also a member of the editorial board of Journal of Drugs in Dermatology and the editorial advisory boards of Dermatitis and Skin and Allergy News. Dr. Cohen earned a B.S. in biomedical science from the City University of New York, an M.D. from State University of New York at Stony Brook School of Medicine and an M.P.H. in environmental science from Columbia University School of Public Health. Our board of directors believes that Dr. Cohen's extensive experience in dermatology research and treatment as well as his understanding of dermatology from the physician's perspective qualify him to serve on our board of directors.

        Fred B. Craves, Ph.D.    Dr. Craves has been a director of our company since August 2010. Dr. Craves is an investment partner, a Managing Director and a co-founder of Bay City Capital, or BCC, and has served as a member of the board of directors and Chairman of the executive committee of BCC since June 1997. Prior to founding BCC in 1996, Dr. Craves founded Burrill & Craves, a merchant bank focused on biotechnology and emerging pharmaceutical companies, in 1994. Dr. Craves served as Executive Vice President of Schering Berlin, Inc., a pharmaceutical company, and Chief Executive Officer and President of Berlex Laboratories, Inc., a research, development and manufacturing organization, from 1990 to 1993. Dr. Craves was also the founding Chairman of the board of directors and Chief Executive Officer of Codon, Inc. and co-founder of Creative Biomolecules, both biotechnology companies. Dr. Craves is a member of the boards of directors of several privately held companies. Dr. Craves previously served as a member of the board of directors of

VIA Pharmaceuticals, Inc. from August 2004 to September 2011 and Poniard Pharmaceuticals, Inc. from June 1993 to September 2013. He also serves as a member of The J. David Gladstone Institutes' Advisory Council and is a member of the board of trustees of Loyola Marymount University in Los Angeles. Dr. Craves earned a B.S. degree in biology from Georgetown University, an M.S. in biochemical pharmacology from Wayne State University and a Ph.D. in pharmacology and experimental toxicology from the University of California, San Francisco. Our board of directors believes that Dr. Craves' investment experience and extensive knowledge of the life sciences industry qualify him to serve on our board of directors.

Continuing Directors

        The directors who are serving for terms that end following the 2016 annual meeting and their ages as of March 31, 2016, occupations and length of board service are provided in the table below. Additional biographical descriptions of each such director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director	Age	Principal Occupation	Director Since
Class I Directors:
Matthew K. Fust(1)(2)	51	Advisor and Board Member	April 2014
Kathleen Sebelius(3)	67	Board Member	September 2015
William R. Ringo(1)(2)	70	Board Member	July 2014
Class III Directors
Mark D. McDade	60	Executive Vice President, Chief Operating Officer, UCB S.A.	August 2014
Jake R. Nunn(3)	45	Partner, New Enterprise Associates	May 2011
Thomas G. Wiggans	64	Chief Executive Officer, Dermira	August 2010

(1)
Member of the audit committee.

(2)
Member of the compensation committee.

(3)
Member of the nominating and corporate governance committee.

        Matthew K. Fust.    Mr. Fust has been a director of our company since April 2014. Mr. Fust currently serves as a board member and advisor to Atara Biotherapeutics, Inc., MacroGenics, Inc., Sunesis Pharmaceuticals, Inc. and Ultragenyx Pharmaceutical, Inc., each of which are publicly-traded biotechnology companies. Mr. Fust retired as Executive Vice President and Chief Financial Officer at Onyx Pharmaceuticals, Inc., a biopharmaceutical company, where he served from January 2009 until its acquisition by Amgen in October 2013, and continued as an employee of Amgen until January 2014. Prior to joining Onyx, Mr. Fust was Senior Vice President and Chief Financial Officer at Jazz Pharmaceuticals, Inc., a biopharmaceutical company, from May 2003 to December 2008. From May 2002 to May 2003, Mr. Fust was Chief Financial Officer at Perlegen Sciences, Inc., a pharmacogenomics company. Previously, he was Senior Vice President and Chief Financial Officer at ALZA Corporation, a biopharmaceutical company, where he was an executive from June 1996 to January 2002. From 1991 until 1996, Mr. Fust was a manager in the healthcare strategy practice at Andersen Consulting. Mr. Fust holds a B.A. in accounting from the University of Minnesota and an M.B.A. from the Stanford Graduate School of Business. Our board of directors believes that Mr. Fust's financial expertise, with its focus on the pharmaceutical and biopharmaceutical industries, qualifies him to serve on our board of directors.

        Kathleen Sebelius.    Ms. Sebelius has been a director of our company since September 2015. Ms. Sebelius was Secretary of Health and Human Services (HHS) from 2009 to June 2014. As Secretary of HHS, she presided over 11 operating divisions, including the Centers for Disease Control and Prevention, Food and Drug Administration and National Institutes of Health and oversaw the passage and implementation of the Affordable Care Act. Previously, Ms. Sebelius was Governor of Kansas from 2003 until 2009. From 1995 until 2003, Ms. Sebelius held the position of Kansas Insurance Commissioner, and from 1987 to 1995, she served in the Kansas House of Representatives. Ms. Sebelius holds a B.A. in political science from Trinity Washington University and a Master of Public Administration from the University of Kansas. Our board of directors believes that Ms. Sebelius' extensive experience in executive leadership and public health qualify her to serve on our board of directors.

        William R. Ringo.    Mr. Ringo has been a director of our company since July 2014. Mr. Ringo served as a senior advisor to Barclays Healthcare Group and as a strategic advisor to Sofinnova Ventures, a venture capital firm, from June 2010 to December 2015. From April 2008 until his retirement in April 2010, Mr. Ringo was Senior Vice President of Business Development and Corporate Strategy at Pfizer Inc., a pharmaceutical company. Prior to joining Pfizer, he served as an executive in residence at Warburg Pincus and Sofinnova Ventures. From August 2004 to April 2006, Mr. Ringo was President and Chief Executive Officer of Abgenix, Inc., a biotechnology firm. Previously, Mr. Ringo held a number of senior positions in the oncology and critical care, internal medicine, infection disease and sales and marketing divisions at Eli Lilly & Company from 1973 until 2001. Mr. Ringo is currently a member of the boards of directors of Assembly Biosciences, Inc., Five Prime Therapeutics, Inc., Immune Design Corp., Mirati Therapeutics, Inc. and Sangamo Biosciences, Inc. Mr. Ringo previously served as a member of the board of directors of Onyx from 2011 to 2013. Mr. Ringo received a B.S. in industrial management and an M.B.A. from the University of Dayton. Our board of directors believes that Mr. Ringo's extensive senior executive experience and service on the boards of directors of a number of private and public biotechnology and pharmaceutical companies in the life sciences industry qualify him to serve on our board of directors.

        Mark D. McDade.    Mr. McDade has been a director of our company since August 2014. Mr. McDade has served as Executive Vice President, Chief Operating Officer of UCB S.A., a biopharmaceutical company, since February 2015 and, prior to that, served as UCB's Executive Vice President, Established Brands, Solutions and Supply from February 2013 to February 2015, as UCB's Executive Vice President, Global Operations from January 2009 to February 2013 and as UCB's Executive Vice President, Corporate Strategy and Development from April 2008 to December 2008. From November 2002 until October 2007, Mr. McDade served as Chief Executive Officer and on the board of directors of PDL BioPharma, Inc. From December 2000 until November 2002, Mr. McDade served as Chief Executive Officer of Signature BioScience Inc., a drug discovery company. Prior to that, he co-founded and served as Chief Operating Officer at Corixa Corporation, a biopharmaceutical company, from September 1994 until December 1998, and as President and Chief Operating Officer from January 1999 to November 2000. Previously, Mr. McDade was Chief Operating Officer of Boehringer Mannheim Therapeutics, the biopharmaceutical division of Corange Limited, and held numerous business development and general management positions at Sandoz Ltd. He has been a director of Five Prime Therapeutics since July 2006 and a director of AImmune Therapeutics, Inc., a clinical-stage biopharmaceutical company, since May 2015. From April 2005 to July 2009, he served on the board of directors of Cytokinetics, Incorporated, a biotechnology company. Mr. McDade received a B.A. in history from Dartmouth College and an M.B.A. from Harvard Business School. Pursuant to the UCB Agreement, UCB is entitled to designate one member of our board of directors and has designated Mr. McDade. In addition, our board of directors believes that Mr. McDade's executive leadership experience, extensive business development and operations experience, and service on the boards of directors of companies in the biopharmaceutical industry qualify him to serve on our board of directors.

        Jake R. Nunn.    Mr. Nunn has been a director of our company since May 2011. Mr. Nunn has been a Partner at New Enterprise Associates, Inc., a venture capital firm, since June 2006. From January 2001 to June 2006, Mr. Nunn served as a Partner and an analyst for the MPM BioEquities Fund, a life sciences fund at MPM Capital, L.P., a private equity firm. Previously, Mr. Nunn was a healthcare research analyst and portfolio manager at Franklin Templeton Investments and an investment banker with Alex, Brown & Sons. Mr. Nunn currently serves on the board of directors of Trevena, Inc. From 2009 to May 2015, Mr. Nunn served on the board of directors of Hyperion Therapeutics, Inc. and from 2008 to February 2016, Mr. Nunn served on the board of directors of TriVascular Technologies, Inc. Mr. Nunn received his A.B. in economics from Dartmouth College and his M.B.A. from the Stanford Graduate School of Business. Mr. Nunn also holds the Chartered Financial Analyst designation, and is a member of the C.F.A. Society of San Francisco. Our board of directors believes that Mr. Nunn's experience investing in life sciences, specialty pharmaceuticals, biotechnology and medical device companies, as well as his business and financial background, qualify him to serve on our board of directors.

        Thomas G. Wiggans.    Mr. Wiggans founded our company in August 2010, has served as our Chief Executive Officer and a member of our board of directors since August 2010 and has served as the Chairman of our board of directors since April 2014. Mr. Wiggans has served on the boards of various industry organizations, educational institutions and private and public companies, including service on the boards of directors of Onyx from March 2005 until its acquisition by Amgen Inc. in October 2013, Sangamo Biosciences from June 2008 until June 2012, Somaxon Pharmaceuticals, Inc. from June 2008 until May 2012 and as Chairman of the board of directors of Excaliard Pharmaceuticals, Inc. from October 2010 until its acquisition by Pfizer in December 2011. From October 2007, Mr. Wiggans served as Chairman of the board of directors of Peplin and in August 2008, he became its Chief Executive Officer, and he served in these positions until Peplin's acquisition by LEO Pharma in November 2009. Previously, Mr. Wiggans served as Chief Executive Officer of Connetics from 1994, and as Chairman of the board of directors of Connetics from January 2006, and he served in these positions until December 2006 when Connetics was acquired by Stiefel. From 1992 to 1994, Mr. Wiggans served as President and Chief Operating Officer of CytoTherapeutics Inc., a biotechnology company. From 1980 to 1992, Mr. Wiggans served at Ares-Serono S.A. in various management positions including President of its U.S. pharmaceutical operations and Managing Director of its U.K. pharmaceutical operations. Mr. Wiggans began his career with Eli Lilly. In addition, Mr. Wiggans is a member of the board of directors of the Biotechnology Innovation Organization and is a member of the board of trustees of the University of Kansas Endowment Association. Mr. Wiggans holds a B.S. in pharmacy from the University of Kansas and an M.B.A. from Southern Methodist University. Our board of directors believes that Mr. Wiggans' depth of senior management experience and his track record of new product development and commercialization, as well as his experience serving on the boards of directors of public and private companies in the life sciences industry, qualify him to serve as the Chairman of our board of directors.

        There are no family relationships among our directors and officers.

Director Compensation Program

        Cash Compensation.    Non-employee directors receive an annual retainer for service on our board of directors and an annual retainer for service on committees of the board as set forth below:

Role on the Board of Directors/Committee	Annual Cash Retainer
Non-employee director	$35,000
Lead independent director	$15,000
Audit committee member (chair)	$15,000
Audit committee member (non-chair)	$7,500
Compensation committee member (chair)	$10,000
Compensation committee member (non-chair)	$5,000
Nominating and corporate governance committee member (chair)	$7,500
Nominating and corporate governance committee member (non-chair)	$3,500
Science and technology committee member (chair)	$10,000
Science and technology committee member (non-chair)	$5,000

        Equity Compensation.    Each non-employee director who becomes a member of our board of directors will be granted an initial option to purchase 20,689 shares of our common stock upon election to our board of directors, which will vest and become exercisable over three years with one-third of the shares vesting and becoming exercisable on each anniversary of the date on which the non-employee director commences service. On the date of each annual meeting of stockholders, each non-employee director who continues to serve on our board of directors immediately following such meeting will automatically be granted an option to purchase 10,344 shares of our common stock, subject to proration on a monthly basis in the event the non-employee director has not served an entire year on our board of directors since his or her last stock option grant, which will vest and become exercisable as to 100% of the shares on the first anniversary following the grant date. Each option will have an exercise price equal to the fair market value of our common stock on the date of grant, will have a 10-year term and will accelerate as to all then-unvested shares immediately prior to the effectiveness of a change of control.

        Other Compensation.    Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their expenses in attending meetings, including travel, meal and other expenses. We do not pay fees to directors for attendance at meetings of our board of directors and its committees.

2015 Director Compensation

        The following table provides information for the year ended December 31, 2015 regarding all compensation awarded to, earned by or paid to each person who served as a director for some portion or all of 2015, other than Thomas G. Wiggans, our Chief Executive Officer, and Eugene A. Bauer, our Chief Medical Officer. Mr. Wiggans and Dr. Bauer are not included in the table below, as they are employees and receive no compensation for their services as directors. The compensation received by Mr. Wiggans and Dr. Bauer as employees is shown in the "Summary Compensation Table" on page 26.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
David E. Cohen	$53,500	$81,409	$134,909
Fred B. Craves	57,897	88,810	146,707
Matthew K. Fust	55,000	88,810	143,810
Wende S. Hutton(2)	44,728	88,810	133,538
Mark D. McDade	35,000	66,608	101,608
Jake R. Nunn	42,500	88,810	131,310
William. R. Ringo	47,500	74,008	121,508
Kathleen Sebelius(3)	9,625	267,319	276,944

(1)
Amounts shown in this column reflect the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718") for awards granted during the year. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Notes 2 and 12 to the audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2015. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the directors from the options.

(2)
Ms. Hutton served on our board of directors and compensation committee until December 31, 2015.

(3)
Ms. Sebelius was appointed to our board of directors and nominating and corporate governance committee on September 30, 2015. Fees paid to Ms. Sebelius in 2015 represent annual cash fees for serving on our board of directors and nominating and corporate governance committee, prorated for her partial year of service.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF EACH OF THE THREE NOMINATED DIRECTORS

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        Our audit committee has selected Ernst & Young LLP as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2016. As a matter of good corporate governance, our audit committee has decided to submit its selection of its principal independent registered public accounting firm to stockholders for ratification. In the event that Ernst & Young LLP is not ratified by our stockholders, the audit committee will review its future selection of Ernst & Young LLP as our principal independent registered public accounting firm.

        Ernst & Young LLP audited our financial statements for the year ended December 31, 2015. Representatives of Ernst & Young LLP are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

        We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, Ernst & Young LLP periodically rotates the individuals who are responsible for our audit.

        In addition to performing the audit of our consolidated financial statements, Ernst & Young LLP provided various other services during fiscal 2014 and 2015. Our audit committee has determined that Ernst & Young LLP's provision of these services, which are described below, does not impair Ernst & Young LLP independence from Dermira. During 2014 and 2015, fees for services provided by Ernst & Young LLP were as follows:

Fees Billed to Dermira	2014		2015
Audit fees(1)	$1,439,887	(3)	$866,391
Audit-related fees	$—		$—
Tax fees(2)	$32,784	(4)	$24,863
Other fees	$—		$—

Total fees	$1,472,671		$891,254

(1)
"Audit fees" include fees for audit services primarily related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; comfort letters, consents and assistance with and review of documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2)
"Tax fees" include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state income tax matters, assistance with sales tax and assistance with tax audits.

(3)
Includes $90,750 in excess of the amount disclosed in the proxy statement for our 2015 annual meeting of stockholders, representing fees incurred in 2014 but billed in 2015.

(4)
Includes $21,250 in excess of the amount disclosed in the proxy statement for our 2015 annual meeting of stockholders, representing fees incurred in 2014 but billed in 2015.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        Our audit committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm and the fees for the services performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

        All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL NO. 2

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2016, by:

  •
  each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

  •
  each of our directors or director nominees;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

        We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

        Applicable percentage ownership is based on 30,004,480 shares of common stock outstanding as of March 31, 2016. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2016. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities that owns 5% or more of our common stock listed in the table below is c/o Dermira, Inc., 275 Middlefield Road, Suite 150, Menlo Park, CA 94025.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Entitles affiliated with Fidelity(1)	4,230,836	14.1%
Entities affiliated with Bay City Capital(2)	3,506,647	11.7%
Entities affiliated with New Enterprise Associates(3)	3,506,649	11.7%
Entitles affiliated with BlackRock, Inc.(4)	1,934,386	6.4%
UCB S.A.(5)	1,841,234	6.1%
Directors and Named Executive Officers
Thomas G. Wiggans(6)	883,350	2.9%
Eugene A. Bauer(7)	348,173	1.2%
Andrew Guggenhime(8)	154,763	*
David E. Cohen(9)	66,592	*
Fred B. Craves(2)	3,506,647	11.7%
Matthew K. Fust(10)	22,163	*
Mark D. McDade(11)	13,577	*
Jake R. Nunn(12)	—	—
William R. Ringo(13)	14,223	*
Kathleen Sebelius	—	—
All executive officers and directors as a group (12 persons)(14)	5,444,320	17.3%

*
Represents beneficial ownership of less than one percent.

(1)
Based on information contained in a Schedule 13G/A filed with the SEC by FMR LLC on February 12, 2016. Consists of 4,230,836 shares beneficially owned by FMR LLC, of which 2,917,091 shares are beneficially owned by Select Biotechnology Portfolio. These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(2)
Based on information contained in a Schedule 13D filed with the SEC by Bay City Capital on October 14, 2014. Consists of (a) 3,441,075 shares held by Bay City Capital Fund V, L.P. (BCC Fund V) and (b) 65,572 shares held by Bay City Capital Fund V Co-Investment Fund, L.P. (BCCCI). Bay City Capital Management V LLC (BCCMV) is the general partner of BCC Fund V and BCCCI and has sole voting and investment power over the shares held by BCC Fund V and BCCCI. Bay City Capital LLC (BCC LLC) is the manager of BCCMV, and thus has sole voting and investment power over the shares held by BCC Fund V and BCCCI. Fred B. Craves and Carl Goldfischer are the Managing Directors of BCC LLC and share such powers. Fred B. Craves, a member of our board of directors, is a Managing Director of Bay City Capital and therefore may be deemed to share voting and investment power over these entities. The address for the entities affiliated with Bay City Capital is 750 Battery Street Suite 400, San Francisco, CA 94111.

(3)
Based on information contained in a Schedule 13D filed with the SEC by New Enterprise Associates on October 14, 2014 and information provided to the Company by NEA Ventures 2011, L.P. (NEA Ventures 2011). Consists of (a) 3,502,922 shares held by New Enterprise Associates 13, L.P. (NEA 13) and (b) 3,727 shares held by NEA Ventures 2011. The shares held by NEA 13 are indirectly held by NEA Partners 13, L.P. (NEA Partners 13), its sole general partner, NEA 13 GP, LTD (NEA 13 LTD), the sole general partner of NEA Partners 13, and each of the individual directors of NEA 13 LTD. The individual directors of NEA 13 LTD are M. James Barrett, Peter J. Barris, Forest Baskett, Patrick J. Kerins, Krishna "Kittu" Kolluri, David M. Mott, Scott D. Sandell, Ravi Viswanathan and Harry R. Weller, who we refer to collectively as the NEA 13 Directors. The shares held by NEA Ventures 2011 are indirectly held by Karen P. Welsh, the general partner of NEA Ventures 2011. NEA Partners 13, NEA 13 LTD and the NEA 13 Directors share voting and investment power over the shares held by NEA 13. Karen P. Welsh has sole voting and investment power over the shares held by NEA Ventures 2011. The address of NEA 13 is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(4)
Based on information contained in a Schedule 13G filed with the SEC by BlackRock, Inc. (BlackRock) on January 28, 2016. Consists of 1,934,386 shares beneficially owned by Blackrock as the parent holding company or control person of BlackRock (Luxembourg) S.A., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A. and BlackRock Investment Management, LLC. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares but no one person's interest in the shares is more than five percent of Dermira's total outstanding shares as of March 31, 2016. The address for BlackRock, Inc. 55 East 52nd Street, New York, New York 10055.

(5)
The address for UCB S.A. is Allée de la Recherche 60, B-1070, Brussels, Belgium.

(6)
Consists of (a) 231,180 shares of stock held by the Wiggans Living Trust dated 5/14/02, of which Mr. Wiggans is a co-trustee, (b) 8,620 shares of common stock held by the Amanda Wiggans Irrevocable Gifting Trust dated 2/24/11, with respect to which Mr. Wiggans has no voting or dispositive power, (c) 8,620 shares of common stock held by the Elizabeth Wiggans Irrevocable Gifting Trust dated 2/24/11, with respect to which Mr. Wiggans has no voting or dispositive power, (d) 2,355 shares of common stock held by Mr. Wiggans directly, and (e) 632,575 shares of common stock issuable to Mr. Wiggans pursuant to options exercisable within 60 days of March 31, 2016.

(7)
Consists of (a) 66,978 shares of common stock held in the Bauer Family 1995 Trust dated June 15, 1995, of which Dr. Bauer is a co-trustee, (b) 1,531 shares of common stock held by Dr. Bauer directly, and (c) 279,664 shares of common stock issuable to Dr. Bauer pursuant to options exercisable within 60 days of March 31, 2016.

(8)
Consists of (a) 2,945 shares of common stock held by Mr. Guggenhime directly, and (b) 151,818 shares of common stock issuable to Mr. Guggenhime pursuant to options exercisable within 60 days of March 31, 2016.

(9)
Consists of (a) 34,482 shares of common stock held by Dr. Cohen directly, and (b) 32,110 shares of common stock issuable to Dr. Cohen pursuant to options exercisable within 60 days of March 31, 2016.

(10)
Consists of (a) 15,051 shares of common stock held directly by Mr. Fust and (b) 7,112 shares of common stock issuable to Mr. Fust pursuant to an option exercisable within 60 days of March 31, 2016.

(11)
Consists of shares of common stock issuable to Mr. McDade pursuant to an option exercisable within 60 days of March 31, 2016. Mr. McDade is an employee of UCB S.A. but does not have voting or investment power over any of the shares held by UCB S.A. referenced in footnote (5) above. Mr. McDade's business address is Allée de la Recherche 60, B-1070, Brussels, Belgium.

(12)
Mr. Nunn is a partner of New Enterprise Associates. Mr. Nunn does not have voting or investment power over any of the shares directly held by NEA 13 or NEA Ventures 2011 referenced in footnote (3) above. Mr. Nunn's business address is 2855 Sand Hill Road, Menlo Park, CA 94025.

(13)
Consists of shares of common stock issuable to Mr. Ringo pursuant to an option exercisable within 60 days of March 31, 2016.

(14)
Consists of (a) 3,927,716 shares of issued and outstanding stock and (b) 1,516,604 shares of common stock issuable to our directors and executive officers as a group pursuant to options exercisable within 60 days of March 31, 2016.

 EXECUTIVE OFFICERS

        The names of our executive officers, their ages as of March 31, 2016 and their positions are shown below.

Name	Age	Position
Thomas G. Wiggans	64	Chief Executive Officer and Chairman of the Board
Eugene A. Bauer, M.D.	73	Chief Medical Officer and Director
Christopher M. Griffith	39	Vice President, Corporate Development & Strategy
Andrew L. Guggenhime	47	Chief Operating Officer and Chief Financial Officer
Luis C. Peña	53	Chief Development Officer

        The board of directors chooses executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any other director or executive officer of Dermira.

        For information regarding Mr. Wiggans and Dr. Bauer, please refer to Proposal No. 1, "Election of Directors," above.

        Christopher M. Griffith founded our company in August 2010 and has served as our Vice President of Corporate Development and Strategy since August 2011, after previously serving as our Head of Corporate Development and Strategy since September 2010. From July 2005 to September 2010, Mr. Griffith worked in corporate development at Gilead Sciences, Inc., most recently as Associate Director of Corporate Development. From May 2004 to August 2004, Mr. Griffith worked in the bio-oncology strategy group at Genentech, Inc., a biotechnology company. From 2001 to 2003, Mr. Griffith worked at Bay City Capital. Mr. Griffith received B.S. and M.S. degrees in biological sciences from Stanford University and an M.B.A. degree from Harvard Business School.

        Andrew L. Guggenhime has served as our Chief Operating Officer and Chief Financial Officer since April 2014. From September 2011 to April 2014, Mr. Guggenhime served as Chief Financial Officer for CardioDx, Inc., a molecular diagnostics life sciences company, where he currently serves as a director. From September 2010 to April 2011, Mr. Guggenhime served as Chief Financial Officer for Calistoga Pharmaceuticals, Inc., a biotechnology company acquired in April 2011 by Gilead. From December 2008 to June 2010, Mr. Guggenhime served as Senior Vice President and Chief Financial Officer for Facet Biotech Corporation, a biotechnology company acquired in April 2010 by Abbott Laboratories. Facet Biotech Corporation was spun off from PDL BioPharma, Inc., a biopharmaceutical company, at which Mr. Guggenhime served as Chief Financial Officer from April 2006 to December 2008. From October 2000 to March 2006, Mr. Guggenhime served as Senior Vice President and Chief Financial Officer for Neoforma, Inc., a provider of supply-chain management solutions for the healthcare industry, and from January to October 2000 he served as its Vice President, Corporate Development. Mr. Guggenhime began his career in financial services at Merrill Lynch & Co. and Wells Fargo & Company. Mr. Guggenhime holds an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University and a B.A. in international politics and economics from Middlebury College.

        Luis C. Peña is a co-founder and has served as our Chief Development Officer since February 2016, after previously serving as our Executive Vice President of Product Development from July 2013 to February 2016 and our Vice President of Product Development from June 2011 to July 2013. From November 2010 to June 2011, Mr. Peña served as a consultant to our company. Mr. Peña served as Vice President, Head of Global Prescription Development at Stiefel, a GSK company, from January 2010 to March 2011 and, from January 2007 to December 2009, Mr. Peña served as Senior Vice President Portfolio Planning and Management at Stiefel, prior to its acquisition by GlaxoSmithKline LLC. From 2005 to 2007, Mr. Peña served as Vice President of Portfolio Planning and Management of Connetics. From 2001 to 2005, Mr. Peña served as Vice President of Product

Development of Nuvelo, Inc., a biopharmaceutical company. Previously, Mr. Peña served as Senior Director of Project Planning and Management for Theravance, Incorporated, a pharmaceutical company, and held various positions in manufacturing, research and development at Genentech. Mr. Peña currently serves as an advisor to the SPARK program for the Stanford University School of Medicine where he has been an advisor since 2012. Mr. Peña holds a B.S. in biochemistry from San Francisco State University.

 EXECUTIVE COMPENSATION

Overview

        This section provides an overview of the material components of our executive compensation program for our principal executive officer and the two other most highly compensated executive officers serving as such at December 31, 2015. We refer to these three executive officers as our "Named Executive Officers." The compensation awarded to, earned by or paid to our Named Executive Officers for all services rendered in all capacities to us during the years ended December 31, 2014 and 2015 is set forth in detail in the Summary Compensation Table and other tables that follow, as well as the accompanying footnotes and narratives relating to those tables.

        Our Named Executive Officers for the year ended December, 31, 2015 were:

  •
  Thomas G. Wiggans, Chief Executive Officer and Chairman of the Board;

  •
  Andrew L. Guggenhime, Chief Operating Officer and Chief Financial Officer; and

  •
  Eugene A. Bauer, M.D., Chief Medical Officer and Director.

        We refer to these individuals in this section as our "Named Executive Officers."

Summary Compensation Table

        The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to each of our Named Executive Officers for all services rendered in all capacities during the years ended December 31, 2014 and 2015, except as otherwise noted:

Name and Principal Position	Year	Salary	Option Awards(1)	Non-Equity Incentive Plan Compensation		Total
Thomas G. Wiggans	2015	$465,000	—	$279,000	(2)	$744,000
Chief Executive Officer and	2014	$371,316	$3,314,310	$207,936	(3)	$3,893,562
Chairman of the Board
Andrew L. Guggenhime(4)	2015	$355,000	—	$170,400	(2)	$525,400
Chief Operating Officer and Chief	2014	$224,667	$1,978,850	$111,293	(3)	$2,314,810
Financial Officer
Eugene A. Bauer, M.D.(5)	2015	$350,000	—	$147,000	(2)	$497,000
Chief Medical Officer and Director

(1)
The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the Named Executive Officers during the year ended December 31, 2014 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 2 to the audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2014. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our Named Executive Officers from the options.

(2)
The amounts reported in the "Non-Equity Incentive Plan Compensation" column for 2015 represent bonuses earned by Messrs. Wiggans and Guggenhime and Dr. Bauer under incentive compensation guidelines recommended by our compensation committee and approved by our board of directors for the year ended December 31, 2015. Under the guidelines, Mr. Wiggans was entitled to a target bonus of up to approximately 50% of his base salary, Mr. Guggenhime was entitled to a target bonus of up to approximately 40% of his base salary and Dr. Bauer was entitled to a target bonus of up to approximately 35% of his base salary. Our board of directors determined the actual amounts of the incentive bonuses following the end of the year ended December 31, 2015 based on our achievement of product development, financial and other corporate objectives. We paid bonuses of approximately 120% of the target bonuses set for Messrs. Wiggans and Guggenhime and Dr. Bauer based on performance relative to targets.

(3)
The amounts reported in the "Non-Equity Incentive Plan Compensation" column for 2014 represent bonuses earned by Messrs. Wiggans and Guggenhime under incentive compensation guidelines recommended by our compensation committee and approved by our board of directors for the year ended December 31, 2014. Under the guidelines, Mr. Wiggans was entitled to a target bonus of up to approximately 40% of his base salary and Mr. Guggenhime was entitled to a target bonus of up to approximately 35% of his base salary (prorated for his partial year of service). Our board of directors determined the actual amounts of the incentive bonuses following the end of the year ended December 31, 2014 based on our achievement of product development, financial and other corporate objectives. We paid bonuses of approximately 140% of the target bonuses set for Messrs. Wiggans and Guggenhime based on performance relative to targets.

(4)
Mr. Guggenhime joined us as Chief Operating Officer and Chief Financial Officer in April 2014.

(5)
Excludes information relating to compensation paid to Dr. Bauer during the year ended December 31, 2014 because Dr. Bauer was not a Named Executive Officer for such year.

Outstanding Equity Awards at Fiscal Year-End Table

        The following table presents, for each of the Named Executive Officers, information regarding outstanding stock options and other equity awards held as of December 31, 2015.

	Option Awards
		Number of Securities Underlying Unexercised Options (#)
					Option Exercise Price ($)	Option Expiration Date
Name	Grant Date(1)	Exercisable		Unexercisable
Mr. Wiggans	10/04/2011	253,642	(2)	—	$0.986	10/03/2021
	01/04/2013	134,420	(3)	49,929	1.218	01/03/2023
	07/11/2013	59,468	(3)	38,962	1.740	07/10/2023
	10/02/2014	103,591	(3)	251,579	16.000	10/01/2024
Mr. Guggenhime	06/05/2014	71,452	(3)	109,061	5.510	06/04/2024
	10/02/2014	40,986	(3)	99,541	16.000	10/01/2024
Dr. Bauer	10/04/2011	110,434	(2)	—	0.986	10/03/2021
	02/09/2012	31,393	(3)	1,365	0.986	02/08/2022
	01/04/2013	106,628	(3)	39,606	1.218	01/03/2023
	10/02/2014	7,542	(3)	18,318	16.000	10/01/2024

(1)
Outstanding equity awards granted prior to October 2, 2014 were granted under our 2010 Equity Incentive Plan. Outstanding equity awards granted on or after October 2, 2014 were granted under our 2014 Equity Incentive Plan. All options set forth in the table have a 10-year term. In general, the unvested portion of the shares subject to an option will expire prior to the option's stated expiration date in the event of the optionee's termination of employment. See "Potential Payments upon Employment Termination and Change of Control Events" for additional information.

(2)
This stock option vests over a four-year period at the rate of 1/48th of the shares of common stock underlying this stock option each month following the vesting commencement date.

(3)
This stock option vests over a four-year period, with the 25% of the shares of common stock underlying this stock option vesting on the one-year anniversary of the vesting commencement date and, thereafter, 1/48th of the shares of common stock underlying this stock option vesting each month following the one-year anniversary of the vesting commencement date.

Employee Agreements and Offer Letters

        We have entered into employment agreements or offer letters with each of our Named Executive Officers. Each of these arrangements was approved by our then current chief executive officer or our board of directors.

  Mr. Wiggans' Employment Agreement

        On August 18, 2010, we entered into an employment agreement with Mr. Wiggans in connection with his appointment as our Chief Executive Officer, which we subsequently amended and restated on August 4, 2011. The terms and conditions of his amended employment agreement provided for an annual base salary of $350,000, subject to adjustment from time to time, and eligibility for an annual bonus, health insurance and other employee benefits as we establish for our employees from time to time. His original employment agreement provided for the opportunity to purchase 172,413 shares of our common stock, with a purchase price of $0.0058 per share. In satisfaction of the terms of the employment agreement, Mr. Wiggans purchased 172,413 shares of our common stock in August 2010.

  Mr. Guggenhime's Offer Letter

        On April 24, 2014, we entered into an employment offer letter with Mr. Guggenhime in connection with his appointment as our Chief Operating Officer and Chief Financial Officer. The terms and conditions of his employment offer letter provided for an annual base salary of $337,000, subject to adjustment from time to time, and eligibility for an annual bonus, health insurance and other employee benefits as we establish for our employees from time to time. His employment offer letter provided for the grant of an option to purchase 180,513 shares of our common stock, with a purchase price equal to the fair market value on the date of grant as approved by Dermira's Board of Directors. Additionally, Mr. Guggenhime's employment letter provided for an option grant to purchase a number of shares to be determined following the closing of our next preferred stock financing. In satisfaction of the terms of the offer letter, Mr. Guggenhime received an option grant to purchase 180,513 shares of our common stock in June 2014 and an additional option grant to purchase 73,287 shares in October 2014.

  Dr. Bauer's Offer Letter

        On November 1, 2010, we entered into an employment agreement with Dr. Bauer in connection with his appointment as our Chief Medical Officer, which we subsequently amended and restated on August 4, 2011. The terms and conditions of his amended employment agreement provided for an annual base salary of $162,500, subject to adjustment from time to time, and eligibility for an annual bonus, health insurance and other employee benefits as we establish for our employees from time to time.

Other Benefits

        In addition to the other arrangements described in this section, upon a termination of employment, each Named Executive Officer is eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay and 401(k) benefits, in accordance with those plans and policies.

Potential Payments upon Termination or Change in Control

        In September 2014, we adopted a severance and change in control policy applicable to our Named Executive Officers and certain other employees pursuant to which each Named Executive Officer entered into a severance and change in control agreement that superseded all previous severance and change of control arrangements we had entered into with our Named Executive Officers. The severance and change in control agreement has a term of three years, which renews unless we provide written notice of non-renewal. Under the severance and change in control agreement:

  •
  If we terminate the employment of any of our Named Executive Officers without cause (as defined in the severance and change in control agreement), or such Named Executive Officer resigns for good reason (as defined in the severance and change in control agreement), and such Named Executive Officer has executed a general release of claims in a form prescribed by us, such Named Executive Officer would be entitled to:

  •
  severance in the amount of 12 months of his then current annual base salary for Mr. Wiggans and nine months of his then current annual base salary for Mr. Guggenhime and Dr. Bauer, paid in accordance with our standard payroll procedures; and

  •
  if such Named Executive Officer has elected to continue his health insurance coverage, the monthly benefits premium under COBRA for 12 months for Mr. Wiggans and for nine months for Mr. Guggenhime and Dr. Bauer.

  •
  If, three months prior to a change in control (as defined in the severance and change in control agreement) or 12 months following a change of control, we terminate a Named Executive Officer's employment without cause or such Named Executive Officer resigns for good reason, and such Named Executive Officer has executed a general release of claims in a form prescribed by us, such Named Executive Officer would be entitled to:

  •
  severance in the amount of (1) 18 months of his then current annual base salary for Mr. Wiggans and 15 months of his then current annual base salary for Mr. Guggenhime and Dr. Bauer, paid in accordance with our standard payroll procedures, and (2) 150% of the annual target bonus for Mr. Wiggans and 125% of the annual target bonuses for Mr. Guggenhime and Dr. Bauer;

  •
  if such Named Executive Officer has elected to continue his health insurance coverage, the monthly benefits premium under COBRA for 18 months for Mr. Wiggans and for 15 months for Mr. Guggenhime and Dr. Bauer; and

  •
  the shares underlying all unvested equity awards held by each such Named Executive Officer immediately prior to such termination will become 100% vested and exercisable.

        The table below presents estimated payments and benefits that would have been provided to each of our current named executive officers assuming their respective qualifying terminations as of December 31, 2015.

Termination not in connection with Change of Control	Thomas G. Wiggans	Andrew L. Guggenhime	Eugene A. Bauer, M.D.
Cash severance	$465,000	$266,250	$262,500
Post-termination COBRA reimbursement	$$29,763	$22,322	$22,322

Total	$494,763	$288,572	$284,822

Termination in connection with Change of Control
Cash severance	$1,046,250	$621,250	$590,625
Post-termination COBRA reimbursement	$44,644	$37,203	$37,203
Acceleration of unvested options(1)	$7,629,795	$5,026,133	$1,709,318

Total	$8,720,689	$5,684,586	$2,337,146

(1)
We estimate the value of the acceleration of options held by the named executive officer based on the closing stock price of our common stock of $34.61 per share on December 31, 2015, as reported on The NASDAQ Global Select Market, and the number of unvested options held by such named executive officer as of December 31, 2015 with an exercise price below the closing stock price of our common stock on December 31, 2015.

401(k) Plan

        We sponsor a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Code, containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. U.S. employees who have attained at least 21 years of age are generally eligible to participate in the plan on the first day of the calendar month following the employees' date of hire, subject to certain eligibility requirements. Participants may make pre-tax contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. Pre-tax contributions by participants and the income earned on those contributions are generally not taxable to participants until withdrawn. Participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. An employee's interest in his or her pre-tax deferrals is 100% vested when contributed. Although the plan provides for a discretionary employer matching contribution, to date we have not made such a contribution on behalf of employees. The Plan permits all eligible Plan participants to contribute between 1% and 100% of eligible compensation, on a pre-tax basis, into their accounts.

Limitations on Liability and Indemnification Matters

        Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"). Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

  •
  any breach of the director's duty of loyalty to us or our stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

  •
  any transaction from which the director derived an improper personal benefit.

        Our restated certificate of incorporation and our restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

        We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers and certain of our key employees, in addition to the indemnification provided for in our restated certificate of incorporation and restated bylaws. These agreements, among other things, require us to indemnify our directors, officers and key employees for certain expenses, including attorneys' fees, judgments, penalties, fines and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers and key employees for the defense of any action for which indemnification is required or permitted.

        We believe that provisions of our restated certificate of incorporation, bylaws and indemnification agreements are necessary to attract and retain qualified directors, officers and key employees. We also maintain directors' and officers' liability insurance.

        The limitation of liability and indemnification provisions in our restated certificate of incorporation and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

        At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Other Compensation Policies and Tax and Accounting Considerations

  Derivatives Trading and Hedging Policy

        Our insider trading policy prohibits the use of puts, calls and shorts related to our shares by our directors, officers and employees.

  Deductibility of Executive Compensation

        Section 162(m) of the Code limits the amount that we may deduct from our federal income taxes for remuneration paid to our executive officers to $1.0 million per executive officer per year, unless certain requirements are met. Section 162(m) provides an exception from this deduction limitation for certain forms of "performance-based compensation," as well as for the gain recognized by executive officers upon the exercise of qualifying compensatory stock options. While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation and will consider deductibility when analyzing potential compensation alternatives, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, our Compensation Committee has not adopted a policy that requires that all compensation be deductible.

  No Gross-ups of Parachute Payments and Deferred Compensation

        We did not provide any executive officer, including any Named Executive Officer, with a "gross-up" or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A of the Code during the year ended December 31, 2015, and we have not agreed and are not otherwise obligated to provide any named executive officers with such a "gross-up" or other reimbursement.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table presents information as of December 31, 2015 with respect to compensation plans under which shares of our common stock may be issued. The category "Equity compensation plans approved by security holders" in the table below consists of the 2010 Equity Incentive Plan, 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options (#)		Weighted- average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(#)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,814,342	(1)	$9.19	1,646,087	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	3,814,342		$9.19	1,646,087

(1)
Excludes purchase rights accruing under the 2014 Employee Stock Purchase Plan.

(2)
Includes 491,192 shares that remain available for purchase under the 2014 Employee Stock Purchase Plan and 1,154,895 shares of common stock that remain available for grant under the 2014 Equity Incentive Plan. Any such shares of common stock that are subject to outstanding awards under the 2010 Equity Incentive Plan that are issuable upon the exercise of options that expire or become unexercisable for any reason without having been exercised in full will be forfeited and will be available for future grant and issuance under the 2014 Equity Incentive Plan. In addition, the number of shares reserved for issuance under our 2014 Equity Incentive Plan will increase automatically on the first day of January in each year through 2024 by the number of shares equal to the lesser of 4% of the total issued and outstanding shares of our common stock as of the immediately preceding December 31 (rounded down to the nearest whole share) and a number of shares approved by our board of directors. Similarly, the number of shares reserved for issuance under our 2014 Employee Stock Purchase Plan will increase automatically on the first day of January in each year through 2024 by the number of shares equal to the lesser of 1% of the total outstanding shares of our common stock as of the immediately preceding December 31 (rounded down to the nearest whole share) and a number of shares approved by our board of directors or our compensation committee.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Other than the compensation arrangements, including employment, severance and change in control arrangements and indemnification arrangements discussed above in the section entitled "Executive Compensation," since January 1, 2015, the following are the only transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our common stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.

UCB Agreement

        In March 2014, we entered into the UCB Agreement, pursuant to which we are developing Cimzia in order for UCB to seek regulatory approval from the U.S. Food and Drug Administration, the European Medicines Agency and the Canadian federal department for health for the treatment of psoriasis, and upon the grant of regulatory approval in the United States and Canada, for us to promote sales of Cimzia to dermatologists and conduct related medical affairs activities in the United States and Canada. In 2015, we incurred expenses related to clinical materials supplied by UCB under the UCB Agreement totaling $3.4 million. We recorded $0.9 million and $2.4 million in accounts payable and accrued liabilities, respectively, due to UCB as of December 31, 2015. Additionally, pursuant to the terms of the UCB Agreement, we earned a development milestone payment of $7.3 million from UCB in September 2015 for the completion of patient enrollment in a Phase 3 clinical trial for Cimzia.

        As of March 31, 2016, entities affiliated with UCB beneficially owned approximately 6.1% of our outstanding capital stock.

        Mark D. McDade, a member of our board of directors, is Executive Vice President, Chief Operating Officer of UCB. Pursuant to the UCB Agreement, UCB is entitled to designate one member of our board of directors, currently Mr. McDade, and we have agreed not to remove the UCB designee from our board of directors prior to, and to re-nominate the UCB designee for election to our board of directors at, each annual meeting of stockholders taking place prior to the earliest of the date that (1) Dermira has terminated the UCB Agreement for certain breaches of UCB, (2) UCB has terminated the UCB Agreement for certain breaches of Dermira, (3) UCB ceases to own 50% of the shares of Dermira that it has purchased directly from Dermira, (4) Dermira consummates a change of control, (5) specified time periods after the termination of the UCB Agreement, other than termination for a breach, have lapsed and (6) the later of the date on which (a) all valid claims under a patent relevant to the UCB Agreement have expired or the last unexpired valid claim of this patent is declared invalid and (b) the net sales of Cimzia to dermatologists in a calendar year during the term of the UCB Agreement are less than a specified percentage of the net sales of Cimzia to dermatologists in any prior calendar year during the term of the UCB Agreement.

Review, Approval or Ratification of Transactions with Related Parties

        Our board of directors has adopted a written related-party transactions policy. Under this policy, the audit committee reviews transactions that may be "related-person transactions," which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is a person who is, or at any time since the beginning of the Company's last fiscal year was, a director, executive officer or nominee for director; a beneficial owner of greater than 5% of our common stock; or a member of the immediate family of any of the foregoing. Our related-party transactions policy sets forth the procedures for the identification, review, consideration and approval of related-party transactions.

 REPORT OF THE AUDIT COMMITTEE

        The information contained in the following report of Dermira's Audit Committee is not considered to be "soliciting material," "filed" or incorporated by reference in any past or future filing by Dermira under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Dermira specifically incorporates it by reference.

        The Audit Committee has reviewed and discussed with Dermira's management and Ernst & Young LLP the audited consolidated financial statements of Dermira for the year ended December 31, 2015. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by SAS No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from Dermira.

        Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in Dermira's annual report on Form 10-K for the year ended December 31, 2015 for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee

Matthew K. Fust, Chair
David E. Cohen
William R. Ringo

 ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

        Dermira's bylaws provide that, for stockholder nominations to the board of directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Dermira, Inc., 275 Middlefield Road, Suite 150, Menlo Park, CA 94025, Attn: Corporate Secretary.

        To be timely for the 2017 annual meeting, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of Dermira not earlier than 5:00 p.m. Pacific Time on March 8, 2017 and not later than 5:00 p.m. Pacific Time on April 7, 2017. However, if the date of our 2017 annual meeting of stockholders is advanced by more than 30 days before or delayed by more than 60 days after the one-year anniversary of the date of our 2016 annual meeting, then, for notice to the stockholder to be timely, it must be delivered to the Secretary at the address listed on the front page not earlier than the close of business on the 105th day prior to the currently proposed annual meeting and not later than the close of business on the later of (1) the 75th day prior to such annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by Dermira. A stockholder's notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Dermira's bylaws.

        Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Dermira's 2017 annual meeting must be received by the Company not later than December 29, 2016 in order to be considered for inclusion in Dermira's proxy materials for that meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires Dermira's directors, executive officers and any persons who own more than 10% of Dermira's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Dermira with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to Dermira and written representations from the directors and executive officers, Dermira believes that all Section 16(a) filing requirements were timely met in the year ended December 31, 2015, except a late Form 4 report filed on December 3, 2015 by Canaan VIII L.P., an entity affiliated with then-serving director Wende S. Hutton, to report a distribution of shares of Dermira common stock to its limited partners.

Available Information

        Dermira will mail, without charge, upon written request, a copy of Dermira's annual report on Form 10-K for the year ended December 31, 2015, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Investor Relations
Dermira, Inc.
275 Middlefield Road, Suite 150
Menlo Park, California 94025
Attn: Investor Relations

        The annual report is also available at http://investor.dermira.com.

Electronic Delivery of Stockholder Communications

        We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

        Registered Owner (you hold our common stock in your own name through our transfer agent, American Stock Transfer & Trust Company, LLC, or you are in possession of stock certificates): visit www.amstock.com and log into your account to enroll.

        Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.

        Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call American Stock Transfer & Trust Company, LLC, our transfer agent, at (800) 937-5449 or visit www.amstock.com with questions about electronic delivery.

"Householding"—Stockholders Sharing the Same Last Name and Address

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our notice of annual meeting, proxy statement and annual report unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who wish to participate in householding will continue to receive separate proxy cards. This procedure will reduce our printing costs and postage fees.

        If you are eligible for householding but you and other stockholders of record with whom you share an address currently receive multiple copies of the notice of annual meeting, proxy statement, annual report and accompanying documents, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact our mailing agent, Broadridge Financial Solutions, Inc., either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

        If you currently participate in householding but do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Financial Services, Inc. to update our records, either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

        Upon written or oral request, we will promptly deliver a separate copy of our notice of annual meeting, proxy statement and annual report to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of our notice of annual meeting, proxy statement and annual report, please contact our Investor Relations department either by calling (650) 421-7200 or by writing to Dermira Investor Relations, 275 Middlefield Road, Suite 150, Menlo Park, California 94025.

        Beneficial owners can request information about householding from their broker, banks, trustee, or other nominee.

 OTHER MATTERS

        The board of directors does not presently intend to bring any other business before the meeting and, so far as is known to the board of directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. DERMIRA, INC. 275 MIDDLEFIELD ROAD SUITE 150 MENLO PARK, CA 94025 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E09323-P77816 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DERMIRA, INC. The Board of Directors recommends a vote FOR election of the following nominees: For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) 02) 03) Eugene A. Bauer, M.D. David E. Cohen, M.D., M.P.H. Fred B. Craves, Ph.D. For Against Abstain The Board of Directors recommends a vote FOR the following proposal: ! ! ! 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016. 3. Such other business as may properly come before the meeting or any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and 2015 Annual Report are available at www.proxyvote.com. E09324-P77816 DERMIRA, INC. Annual Meeting of Stockholders June 21, 2016 10:00 AM (Pacific Time) This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Thomas G. Wiggans and Andrew L. Guggenhime, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of DERMIRA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM (Pacific Time) at Dermira, Inc.'s headquarters located at 275 Middlefield Road, Suite 150, Menlo Park, California 94025, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Continued and to be signed on reverse side